Exhibit 99.1

Astrotech Reports Second Quarter of Fiscal Year 2025 Financial Results

AUSTIN, Texas, Feb. 14, 2025 (GLOBE NEWSWIRE) -- Astrotech Corporation (Nasdaq: ASTC) (the “Company” or “Astrotech”) reported its financial results for the second quarter of fiscal year 2025, which ended December 31, 2024.

Financial Highlights & Recent Developments

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Fiscal year 2025 Q2 revenue of $295 thousand is primarily generated by activities supporting work with the U.S. Department of Homeland Security (“DHS”) to demonstrate the capabilities of our TRACER 1000™ for advanced explosives trace detection.

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On January 14, 2025, our wholly owned subsidiary, 1st Detect Corporation, (“1st Detect”), announced that it was awarded research and development contract 70RSAT24CB0000015 with the DHS to research, develop and mature the TRACER 1000 for DHS next generation explosives trace detection.

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On January 23, 2025, 1st Detect received a purchase order for its TRACER 1000™ explosive trace detectors (ETDs) from Intuitive Research and Technology Corporation, a Transportation Security Administration contractor.

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Astrotech’s consolidated balance sheet remains strong with $24.7 million in cash and cash equivalents and liquid investments which is anticipated to support the Company’s research and development, organic growth, and potential acquisition targets.

Thomas B. Pickens, III, Astrotech’s Chairman, Chief Executive Officer and Chief Technology Officer, said “We are now prioritizing and accelerating our attention to selling and marketing our line of portable, rugged and inexpensive mass spectrometry instruments. We believe 1st Detect’s explosive trace detection products are now proven with four years of use in cargo warehouses having run thousands of samples at airports in 14 countries.”

Pickens continued, “Using this same proven and rugged mass spectrometry technology, we have recently introduced 1st Detect’s narcotics trace detector. Fentanyl is one of the most difficult of the drugs to identify and the TRACER NTD is able to differentiate between fentanyl, heroin, THC and methamphetamine with a high degree of accuracy. The Pro-Control line of products helps chemical manufacturers better control the industrial production process to increase yields and profits. With our newest product lines, the TRACER NTD and Pro-Control, we believe we are entering large markets in need of our technology.”

About Astrotech Corporation

Astrotech (Nasdaq: ASTC) is a mass spectrometry company that launches, manages, and commercializes scalable companies based on its innovative core technology through its wholly owned subsidiaries. 1st Detect develops, manufactures, and sells trace detectors for use in the security and detection market. AgLAB develops and sells chemical analyzers for use in the agriculture market. Pro-Control is developing the mass spectrometry technology for use in chemical manufacturing processes. BreathTech is developing a breath analysis tool to screen for volatile organic compounds that could indicate infections or critical conditions. Astrotech is headquartered in Austin, Texas. For information, please visit www.astrotechcorp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, the adverse impact of inflationary pressures, including significant increases in fuel costs, global economic conditions and events related to these conditions, including the ongoing wars in Ukraine and the middle east and the COVID-19 pandemic, the Company’s use of proceeds from the common stock offerings, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, whether the market will accept our products and services and whether we are successful in identifying, completing and integrating acquisitions, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements in this document should be evaluated in light of these important risk factors. While we do not intend to directly harvest, manufacture, distribute or sell cannabis or cannabis products, we may be detrimentally affected by a change in enforcement by federal or state governments and we may be subject to additional risks in connection with the evolving regulatory area and associated uncertainties. Any such effects may give rise to risks and uncertainties that are currently unknown or amplify others mentioned herein. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. In addition, any forward- looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to correct or update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company Contact: Ryan Polk, Chief Financial Officer, Astrotech Corporation, (512) 737-7378.

Financial tables follow

ASTROTECH CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenue	$261	$1,115	$295	$1,540
Cost of revenue	106	583	131	825
Gross profit	155	532	164	715
Operating expenses:
Selling, general and administrative	2,039	2,022	3,727	3,668
Research and development	2,437	1,578	4,386	3,450
Total operating expenses	4,476	3,600	8,113	7,118
Loss from operations	(4,321)	(3,068)	(7,949)	(6,403)
Other income and expense, net	312	427	662	850
Net loss	$(4,009)	$(2,641)	$(7,287)	$(5,553)
Weighted average common shares outstanding:
Basic and diluted	1,638	1,631	1,634	1,631
Basic and diluted net loss per common share:
Net loss per common share	$(2.45)	$(1.62)	$(4.46)	$(3.40)
Other comprehensive loss, net of tax:
Net loss	$(4,009)	$(2,641)	$(7,287)	$(5,553)
Available-for-sale securities:
Net unrealized gain (loss)	(219)	325	97	270
Total comprehensive loss	$(4,228)	$(2,316)	$(7,190)	$(5,283)

ASTROTECH CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31,	June 30,
	2024	2024
	(Unaudited)	(Note)
Assets
Current assets
Cash and cash equivalents	$3,161	$10,442
Short-term investments	21,531	21,474
Accounts receivable	340	77
Contract Asset	4	—
Inventory, net:
Raw materials	2,121	2,038
Work-in-process	181	66
Finished goods	347	370
Prepaid expenses and other current assets	478	261
Total current assets	28,163	34,728
Property and equipment, net	2,760	2,763
Operating lease right-of-use assets, net	48	119
Other assets, net	30	30
Total assets	$31,001	$37,640
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,032	$373
Payroll related accruals	923	1,174
Accrued expenses and other liabilities	587	754
Lease liabilities, current	81	227
Total current liabilities	2,623	2,528
Accrued expenses and other liabilities, net of current portion	223	232
Lease liabilities, net of current portion	61	73
Total liabilities	2,907	2,833
Commitments and contingencies (Note 13)
Stockholders’ equity
Convertible preferred stock, $0.001 par value, 2,500,000 shares authorized; 280,898 shares of Series D issued and outstanding at December 31, 2024 and June 30, 2024, respectively	—	—
Common stock, $0.001 par value, 250,000,000 shares authorized at December 31, 2024, and June 30, 2024, respectively; 1,712,045 shares issued at December 31, 2024, and June 30, 2024, respectively; 1,701,729 outstanding at December 31, 2024, and June 30, 2024, respectively	190,643	190,643
Treasury shares, 10,316 at December 31, 2024, and June 30, 2024, respectively	(119)	(119)
Additional paid-in capital	82,957	82,480
Accumulated deficit	(244,307)	(237,020)
Accumulated other comprehensive loss	(1,080)	(1,177)
Total stockholders’ equity	28,094	34,807
Total liabilities and stockholders’ equity	$31,001	$37,640

Note: The condensed consolidated balance sheet at June 30, 2024, has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by the United States generally accepted accounting principles for complete financial statements.